UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 22, 2018

AG ACQUISITION GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-55785	82-0776144
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

330 Clematis Street, Suite 217 West Palm Beach, FL	33401
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (800) 341-2684

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards pursuant to Section 13(a) of the Exchange Act. [  ]

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On January 20, 2018, in connection with the plans of AG Acquisition Group, Inc. (the “Company”) to expand its business and rebrand its identity, the Company’s Board of Directors (the “Board”) deemed it beneficial to the Company and its shareholders to change the Company’s name from AG Acquisition Group, Inc. to ZIVARO Holdings, Inc. (the “Name Change”). Accordingly, the Company has filed, on January 22, 2018 with the Delaware Secretary of State, a Certificate of Amendment to the Certificate of Incorporation of the Company to effect the name change (the Certificate of Amendment”). The Certificate of Amendment provides that the Name Change shall be effective on January 22, 2018. The Certificate of Amendment is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

The Name Change was approved by the Board by written consent in lieu of a meeting on January 20, 2018. Pursuant to Section 242 of the Delaware General Corporation Law, shareholder approval is not required to complete the Name Change and or to approve or effect the Certificate of Amendment.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
3.1	Certificate of Amendment to the Certificate of Incorporation of AG Acquisition Group, Inc.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AG ACQUISITION GROUP, INC.

Date: January 25, 2018	By:	/s/ Laura Anthony
	Name:	Laura Anthony
	Title:	Chief Financial Officer

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